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                                                                    Exhibit 23.1

                        [ARTHUR ANDERSEN, LLP LETTERHEAD]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this registration statement.

Baltimore, Maryland
June 15, 2000                             Arthur Andersen, LLP